PROFIT FUNDS

                                 [LOGO OMITTED}

                                INVESTMENT TRUST




September 19, 2005


PricewaterhouseCoopers LLP
100 East Broad Street, Suite 2100
Columbus, Ohio 43215


Ladies and Gentlemen:

     Enclosed please find a copy of Item 77K of Form N-SAR which we propose to file with the Securities and Exchange Commission in connection with the cessation of PricewaterhouseCooper LLP's role as independent auditor.

     Please furnish us with a letter addressed to the Commission stating whether you agree with the statements made therein and, if not, stating the respects in which you do not agree. We will file your letter as an exhibit to the enclosed report.

     Thank you for your assistance.


Very truly yours,

/s/ John F. Splain

John F. Splain
Secretary




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
8401 Colesville Road, Suite 320  o Silver Spring, MD 20910  o  301-650-0059  o  FAX 301-650-0608
                                   http://www.profitfunds.com
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PRICEWATERHOUSECOOPERS [LOGO OMITTED]
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                                                      PRICEWATERHOUSECOOPERS LLP
                                               100 East Broad Street, Suite 2100
                                                               Columbus OH 43215
                                                        Telephone (614) 225 8700
                                                        Facsimile (614) 224 1044

November 17,2005

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Profit Funds Investment Trust (the "Trust") (copy attached), which we understand will be filed with the Commission, pursuant to Item 77K of Form N-SAR, as part of the Trust's Form N-SAR report dated November 17,2005. We agree with the statements concerning our Firm in such Form N-SAR.

Very truly yours,

/s/ PricewaterhouseCoopers LLP






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